INDEPENDENT AUDITORS' CONSENT


The Board of Trustees
Oppenheimer Emerging Technologies Fund:


We consent to the use in the Registration Statement of Oppenheimer Emerging Technologies Fund of our report dated April 11, 2000, included in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to our firm under the heading "Independent Auditors" included in such Statement of Additional Information.




/s/  KPMG LLP
KPMG LLP



Denver, Colorado
April 20, 2000